UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

lululemon athletica inc.

(Name of Registrant as Specified In Its Charter)

Dennis J. Wilson

Anamered Investments Inc.

LIPO Investments (USA), Inc.

Wilson 5 Foundation

Wilson 5 Foundation Management Ltd.

Five Boys Investments ULC

Shannon Wilson

Low Tide Properties Ltd.

House of Wilson Ltd.

Laura Gentile

Eric Hirshberg

Marc Maurer

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dennis J. Wilson, together with the other participants named herein, has filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying GOLD universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for the election of his slate of highly qualified director candidates at the 2026 annual meeting of shareholders (including any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2026 Annual Meeting”) of lululemon athletica inc. (the “Company”), and for the approval of a business proposal to be presented at the 2026 Annual Meeting.

On May 1, 2026, Mr. Wilson together with the other Participants named herein, filed Amendment No. 19 to their Schedule 13D, which included the following update to Item 4 of Schedule 13D:

Item 4. Purpose of Transaction

Item 4 of the Schedule 13D is hereby amended and supplemented as follows:

On April 29, 2026, Mr. Wilson issued an open letter to shareholders of the Issuer (the “April Open Letter”), a copy of which is attached as Exhibit 99.1 to this Amendment, setting forth his views that the Board’s continued failure to understand the premium positioning of the Issuer’s brand has contributed to destruction of shareholder value and highlighting the market’s reaction to the Board’s appointment of a new CEO without first undertaking substantive Board refreshment. The April Open Letter also expressed Mr. Wilson’s belief that the Board’s governance and personal history preclude it from making real change in the best interests of shareholders and reiterated that meaningful Board refreshment is necessary through the election of the Nominees at the Annual Meeting. The information contained in Exhibit 99.1 of this Amendment is incorporated herein by reference.

On May 1, 2026, the Reporting Persons filed a revised definitive proxy statement and accompanying GOLD proxy card with the SEC to reflect the Issuer’s changes to its slate of director nominees for the Annual Meeting. The Issuer had provided notice (the “Rule 14a-19 Notice”) to the Reporting Persons on April 22, 2026, the last possible date to timely do so under Rule 14a-19(d) of the Securities Exchange Act of 1934, as amended, of the Issuer’s intent to nominate Charles Bergh, Shane Grant and Teri List for election to the Board at the Annual Meeting and solicit proxies in support of the election of only those three individuals.

That notwithstanding, the Board asserts that, on April 26, 2026, four days after delivering the Rule 14a-19 Notice to the Reporting Persons, Mr. Grant notified the Board that he will not stand for re-election at the Annual Meeting and the Board appointed a new director to take his place. Two days later, on April 28, 2026, the Issuer filed its 144-page preliminary proxy statement reflecting these changes to its slate of nominees. Despite the Issuer’s obligation under Rule 14a-19 to promptly notify the Reporting Persons of any changes to the Issuer’s nominee slate (and the Rule 14a-19 Notice’s purported undertaking to do the same), the Reporting Persons did not receive any such notice on April 26, April 27 or April 28, 2026 prior to the Issuer filing its preliminary proxy statement. Considering the magnitude of importance entailed in selecting and appointing a new director, in addition to the drafting and detailed inclusion of any such new director’s information in the Issuer’s preliminary proxy statement, the Reporting Persons find it difficult to believe that any such director changes were not anticipated long before the Issuer drafted and filed its preliminary proxy statement and well within time for the Issuer to have complied with its Rule 14a-19 obligations.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Wilson, together with the other Participants (as defined below), has filed the Definitive Proxy Statement and accompanying GOLD Universal Proxy Card with the SEC to be used to solicit proxies from the shareholders of the Company in connection with the 2026 Annual Meeting.

SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE PARTICIPANTS HAVE FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ABOUT THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING AND additional information relating to the Participants and their direct or indirect interests, by security holdings or otherwise.

The participants in the solicitation of proxies are Mr. Wilson, Anamered Investments Inc., LIPO Investments (USA), Inc., Wilson 5 Foundation, Wilson 5 Foundation Management Ltd., Five Boys Investments ULC, Shannon Wilson, Low Tide Properties Ltd., House of Wilson Ltd., Marc Maurer, Laura Gentile, and Eric Hirshberg (collectively, the “Participants”).

The Definitive Proxy Statement and accompanying GOLD Universal Proxy Card will be furnished to some or all of the Company’s shareholders and, along with other relevant documents, are available at no charge on the SEC’s website at https://www.sec.gov/.